Consent of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholder
Nationwide Life Insurance Company:
We consent to the use of our report on the consolidated financial statements of Nationwide Life Insurance Company and subsidiaries dated February 27, 2019. We also consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information on Form N-4 (File No. 333-227783).
/s/ KPMG LLP
Columbus, Ohio
April 15, 2019
11

Consent of Independent Registered Public Accounting Firm
To the Board of Directors of Nationwide Life Insurance Company and
Contract Owners of Nationwide Variable Account-15:
We consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information on Form N-4 (File No. 333-227783).
/s/ KPMG LLP
Columbus, Ohio
April 15, 2019
12